Exhibit 99.1

CommScope Reports Fourth Quarter and Full Year 2022 Results

Fourth Quarter Highlights

•
Net sales of $2.318 billion
•
Core net sales of $1.926 billion*
•
GAAP net loss of $1.109 billion
•
Non-GAAP adjusted EBITDA of $376.2 million
•
Core adjusted EBITDA of $380.7 million*
•
Cash flow generated by operations of $386.8 million and non-GAAP adjusted free cash flow of $402.8 million

Full Year Highlights

•
Net sales of $9.228 billion
•
Core net sales of $7.525 billion*
•
GAAP net loss of $1.287 billion
•
Non-GAAP adjusted EBITDA of $1.277 billion
•
Core adjusted EBITDA of $1.250 billion*
•
Cash flow generated by operations of $190.0 million and non-GAAP adjusted free cash flow of $197.5 million

* References to certain supplementary “Core” financial measures reflect the results of the Connectivity and Cable Solutions (CCS); Networking, Intelligent Cellular and Security Solutions (NICS); Outdoor Wireless Networks (OWN); and Access Network Solutions (ANS) segments, in the aggregate, and exclude the results and performance of the Home Networks (Home) segment. See the fourth quarter segment comparison tables below showing the aggregation of the Core financial measures.

HICKORY, NC, February 23, 2023 — CommScope Holding Company, Inc. (NASDAQ: COMM), a global leader in network connectivity solutions, today reported results for the quarter and year ended December 31, 2022.

Summary of Consolidated Results
	Q4	Q4	% Change
	2022	2021	YOY
	(in millions, except per share amounts)
Net sales	$2,317.9	$2,224.1	4.2%
Core net sales (1)	1,925.5	1,747.4	10.2
GAAP net loss	(1,108.8)	(87.1)	1,173.0
GAAP net loss per share	(5.39)	(0.50)	978.4
Non-GAAP adjusted EBITDA (2)	376.2	260.6	44.4
Core adjusted EBITDA (1)	380.7	253.6	50.1
Non-GAAP adjusted net income per diluted share (2)	0.49	0.31	58.1

	Full Year	Full Year	% Change
	2022	2021	YOY
	(in millions, except per share amounts)
Net sales	$9,228.1	$8,586.7	7.5%
Core net sales (1)	7,524.7	6,737.4	11.7
GAAP net loss	(1,286.9)	(462.6)	178.2
GAAP net loss per share	(6.49)	(2.55)	154.1
Non-GAAP adjusted EBITDA (2)	1,276.7	1,117.0	14.3
Core adjusted EBITDA (1)	1,250.4	1,091.5	14.6
Non-GAAP adjusted net income per diluted share (2)	1.66	1.39	19.4

(1) “Core” financial measures reflect the results of the CCS, NICS, OWN and ANS segments, in the aggregate, and exclude the results of the Home segment. See the fourth quarter segment comparison tables below showing the aggregation of the Core financial measures.

(2) See description of Non-GAAP Financial Measures and Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures below.

“I am pleased to share that we delivered Core net sales of $7.52 billion and Core adjusted EBITDA of $1.25 billion for the full year 2022 – meeting the high-end of our 2022 CommScope NEXT target. Our fourth quarter results demonstrated strong execution throughout the company, growing Core net sales 10% from the prior year period and adjusted EBITDA 50% to $381 million – a new high for Core CommScope. Our record fourth quarter performance is a testament to our continued execution to recover inflationary pressures through pricing initiatives in the back half of the year, in addition to the ramping contributions of our CommScope NEXT transformation initiatives across our core portfolio. Specifically, we view the substantial growth contributed by our CCS and NICS segments as the engines of CommScope's future growth,” said Chuck Treadway, President and Chief Executive Officer.

Treadway continued, “Our ability to adapt to significant inflation and a challenging supply chain helped restore Core CommScope margins to be more in-line with historical levels and in particular, generated $364 million in free cash flow during the fourth quarter. These results drove a reduction in net leverage to 6.9x, nearly a full turn of improvement from where we began the year and towards the lower end of our targeted range. As we drive our initiatives forward, we believe CommScope is well-positioned to continue delivering on our targets and create significant incremental shareholder value.”

“Our 2022 performance is a result of strong execution across the entire CommScope team, who continue to deliver on our CommScope NEXT transformation plans. Looking forward, while we continue to see some signs of broader macro-related uncertainty and recessionary risk, we believe our CommScope NEXT actions have enabled the Company to maintain the expectation to deliver Core adjusted EBITDA within the range of $1.35–$1.5 billion for the full year 2023 and continue our trajectory towards significantly deleveraging the company,” said Kyle Lorentzen, Chief Financial Officer.

CommScope NEXT

In 2021, CommScope announced a transformation initiative called CommScope NEXT designed to drive shareholder value through three pillars: profitable growth, operational efficiency and portfolio optimization. As a step toward optimizing its portfolio through CommScope NEXT, as of January 1, 2022, the Company reorganized its internal management and reporting structure to align its portfolio of products and solutions more closely with the markets it serves and provide better performance comparability with its competitive peer set across its businesses. As a result, the Company is now reporting financial performance based on the following operating segments: (i) Connectivity and Cable Solutions (CCS), (ii) Networking, Intelligent Cellular and Security Solutions (NICS), (iii) Outdoor Wireless Networks (OWN), (iv) Access Network Solutions (ANS) and (v) Home Networks (Home). All prior period amounts have been recast to reflect these operating segment changes.

Also as a step in the CommScope NEXT transformation plan, in 2021, the Company announced a plan to separate the Home Networks business. Due to the impact of the uncertain supply chain environment, capital spending patterns of customers and other macroeconomic factors related to the Home Networks business, the Company delayed its separation plan, but it continues to analyze the financial results of its "Core" business separately from Home. As such, in this comparison discussion, reference is made to certain supplementary Core financial measures, which reflect the results of the CCS, NICS, OWN and ANS segments, in the aggregate, and exclude the results of the Home segment.

Impacts of Supply Chain Constraints

The negative impacts of COVID-19 on CommScope's financial performance have receded as the Company has seen a recovery in demand for its products over the past year, but this has created negative indirect consequences such as inflation, shortages in materials and components and increased logistics costs. Prices for certain commodities and other raw materials that CommScope uses have experienced significant volatility as a result of changes in the levels of global demand, supply disruptions and other factors. As a result, the Company has seen a significant increase in costs that has negatively impacted its results of operations. CommScope is also experiencing limited supply of memory devices, capacitors and silicon chips, which has increased its costs and has impacted its ability to deliver products on a timely basis due to extended lead times. The Company has mitigated some of its increased component and logistics costs by implementing higher prices on its products and services. CommScope is also mitigating certain shortages by purchasing components in advance and maintaining higher levels of inventory, finding alternate vendors for some components or in certain cases, product redesign. The Company believes the global supply chain challenges and their adverse impact on its business and financial results will continue to improve in 2023 but certain shortages could continue throughout 2023. CommScope also believes certain macroeconomic pressures in the United States and the global economy, such as rising interest rates, energy prices and customer concern about an economic slow-down, could impact the timing and amount of capital spending by its customers in 2023 and could negatively impact its results of operations.

Fourth Quarter Results and Comparisons

Net sales in the fourth quarter of 2022 increased 4.2% year-over-year to $2.32 billion. Core net sales increased 10.2% year-over-year primarily due to higher net sales in the NICS, CCS and ANS segments.

Net loss of $(1.11) billion, or $(5.39) per share, in the fourth quarter of 2022, increased compared to the prior year period's net loss of $(87.1) million, or $(0.50) per share. The Company recorded a goodwill impairment charge of $1.12 billion in the fourth quarter of 2022 related to the ANS reporting unit in the ANS segment. Goodwill impairment charges are not reflected in non-GAAP adjusted results. Non-GAAP adjusted net income for the fourth quarter of 2022 increased to $123.3 million, or $0.49 per share, versus $77.5 million, or $0.31 per share, in the fourth quarter of 2021.

Non-GAAP adjusted EBITDA increased 44.4% to $376.2 million in the fourth quarter of 2022 compared to the same period last year. Non-GAAP adjusted EBITDA as a percentage of net sales increased to 16.2% in the fourth quarter of 2022 compared to 11.7% in the same prior year period. Core segment adjusted EBITDA increased 50.1% to $380.7 million in the fourth quarter of 2022 compared to the same prior year period. Core segment adjusted EBITDA as a percentage of net sales increased to 19.8% in the fourth quarter of 2022 compared to 14.5% in the same prior year period.

The supplemental schedules below include reconciliations of the reported GAAP results to non-GAAP adjusted results (in millions):

Fourth Quarter Comparisons

Sales by Region

			% Change
	Q4 2022	Q4 2021	YOY
United States	$1,484.0	$1,312.6	13.1%
Europe, Middle East and Africa	414.2	407.3	1.7
Asia Pacific	187.1	240.7	(22.3)
Caribbean and Latin America	134.4	160.4	(16.2)
Canada	98.2	103.1	(4.8)
Total net sales	$2,317.9	$2,224.1	4.2%

Segment Net Sales

			% Change
	Q4 2022	Q4 2021	YOY
CCS	$957.1	$805.9	18.8%
NICS	288.5	239.9	20.3
OWN	304.8	375.3	(18.8)
ANS	375.1	326.3	15.0
Core net sales	1,925.5	1,747.4	10.2
Home	392.4	476.7	(17.7)
Total net sales	$2,317.9	$2,224.1	4.2%

Segment Operating Income (Loss)

			% Change
	Q4 2022	Q4 2021	YOY
CCS	$146.1	$44.8	226.1%
NICS	34.3	(22.6)	NM
OWN	25.9	40.2	(35.6)
ANS	(1,101.5)	36.2	(3,142.8)
Core operating income (loss)	(895.2)	98.6	(1,007.9)
Home	(64.0)	(61.5)	4.1
Total operating income (loss)	$(959.2)	$37.1	(2,685.4)%

Segment Adjusted EBITDA (See "Non-GAAP Financial Measures" below)

			% Change
	Q4 2022	Q4 2021	YOY
CCS	$187.9	$97.3	93.1%
NICS	56.3	6.3	793.7
OWN	41.2	53.2	(22.6)
ANS	95.3	96.8	(1.5)
Core adjusted EBITDA	380.7	253.6	50.1
Home	(4.5)	7.0	(164.3)
Total segment adjusted EBITDA	$376.2	$260.6	44.4%

NM - Not Meaningful
•
CCS - Net sales of $957.1 million increased 18.8% from the prior year period primarily driven by growth in Network Cable and Connectivity.
•
NICS - Net sales of $288.5 million increased 20.3% from the prior year period primarily driven by growth in Ruckus Networks.
•
OWN - Net sales of $304.8 million decreased 18.8% from the prior year period primarily driven by declines in Base Station Antennas and HELIAX products.

•
ANS - Net sales of $375.1 million increased 15.0% from the prior year period primarily driven by growth in Access Technologies.
•
Home - Net sales of $392.4 million decreased 17.7% from the prior year period primarily driven by declines in both Broadband Home Solutions and Home Media Solutions.

Full Year Results and Comparison

Net sales in 2022 increased 7.5% year-over-year to $9.23 billion. Core net sales increased 11.7% year-over-year primarily due to higher net sales in the CCS, NICS and OWN segments.

Net loss of $(1.29) billion, or $(6.49) per share, in 2022, increased compared to the prior year net loss of $(462.6) million, or $(2.55) per share. The Company recorded a goodwill impairment charge of $1.12 billion in 2022 related to the ANS reporting unit in the ANS segment. Goodwill impairment charges are not reflected in non-GAAP adjusted results. Non-GAAP adjusted net income for 2022 increased to $412.8 million, or $1.66 per share, versus $343.7 million, or $1.39 per share, in 2021.

Non-GAAP adjusted EBITDA increased 14.3% to $1.28 billion in 2022 compared to the prior year. Non-GAAP adjusted EBITDA as a percentage of net sales increased to 13.8% in 2022 compared to 13.0% in 2021. Core segment adjusted EBITDA increased 14.6% to $1.25 billion in 2022 compared to the prior year. Core segment adjusted EBITDA as a percentage of net sales increased to 16.6% in 2022 compared to 16.2% in the prior year.

Reconciliations of the reported GAAP results to non-GAAP adjusted results are included in the supplemental schedules below.

Cash Flow and Balance Sheet

•
GAAP cash flow generated by operations was $190.0 million.
•
Non-GAAP adjusted free cash flow was $197.5 million after adjusting operating cash flow for $101.3 million of additions to property, plant and equipment, $58.1 million of cash paid for restructuring costs and $50.7 million of cash paid for transaction, transformation and integration costs.
•
Ended the year with $398.1 million in cash and cash equivalents.
•
As of December 31, 2022, the Company had no outstanding borrowings under its asset-based revolving credit facility and had availability of $908.8 million, after giving effect to borrowing base limitations and outstanding letters of credit. The Company ended the year with total liquidity of approximately $1,306.9 million.

Conference Call, Webcast and Investor Presentation

As previously announced, CommScope will host a conference call today at 8:30 a.m. ET in which management will discuss fourth quarter and full year 2022 results. The conference call will also be webcast.

The live, listen-only audio of the call will be available through a link on the Events and Presentations page of CommScope’s Investor Relations website.

A webcast replay will be archived on CommScope’s website for a limited period of time following the conference call.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end, including questions relating to the planned separation of the Home Networks business. The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About CommScope:

CommScope (NASDAQ: COMM) is pushing the boundaries of technology to create the world’s most advanced wired and wireless networks. Our global team of employees, innovators and technologists empower customers to anticipate what’s next and invent what’s possible. Discover more at www.commscope.com.

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Investor Contact:
Michael McCloskey, CommScope
+1 828-431-9874
Michael.McCloskey@commscope.com

News Media Contact:
publicrelations@commscope.com

Non-GAAP Financial Measures

CommScope management believes that presenting certain non-GAAP financial measures enhances an investor’s understanding of our financial performance. In addition, CommScope management believes that these non-GAAP financial measures are useful in assessing CommScope’s operating performance from period to period by excluding certain items that we believe are not representative of our core business. CommScope management also uses certain of these financial measures for business planning purposes and in measuring CommScope’s performance relative to that of its competitors. CommScope management believes these financial measures are commonly used by investors to evaluate CommScope’s performance and that of its competitors. However, CommScope’s use of certain non-GAAP terms may vary from that of others in its industry. Non-GAAP financial measures should not be considered as alternatives to operating income (loss), net income (loss), cash flow from operations or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance, operating cash flows or liquidity. A reconciliation of each of the non-GAAP measures discussed herein to their most comparable GAAP measures is below.

Core Measures

CommScope believes that presenting Core financial measures enhances the investor’s understanding of the financial performance of the Company’s core businesses. Core financial measures are the aggregate of the CCS, NICS, OWN and ANS segments and exclude the results of the Home segment. The Core segments and the Home segment represent the business segments as currently managed and reported by CommScope. Future results and the composition of any business divested in the future may vary and differ materially from the presentation of the Core financial measures.

Forward Looking Statements

This press release or any other oral or written statements made by us or on our behalf may include forward-looking statements that reflect our current views with respect to future events and financial performance. These statements may discuss goals, targets, intentions or expectations as to future plans, trends, events, results of operations or financial condition or otherwise, in each case, based on current beliefs and expectations of management, as well as assumptions made by, and information currently available to, management. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “potential,” “anticipate,” “should,” “could,” “designed to,” “foreseeable future,” “believe,” “think,” “scheduled,” “outlook,” “target,” “guidance” and similar expressions, although not all forward-looking statements contain such terms. This list of indicative terms and phrases is not intended to be all-inclusive.

These forward-looking statements are subject to various risks and uncertainties, many of which are outside our control, including, without limitation, our dependence on customers’ capital spending on data, communication and entertainment equipment, which could be negatively impacted by a regional or global economic downturn, among other factors; the potential impact of higher than normal inflation; concentration of sales among a limited number of customers and channel partners; risks associated with our sales through channel partners; changes to the regulatory environment in which we and our customers operate; changes in technology; industry competition and the ability to retain customers through product innovation, introduction, and marketing; changes in cost and availability of key raw materials, components and commodities and the potential effect on customer pricing and timing of delivery of products to customers; risks related to our ability to implement price increases on our products and services; risks associated with our dependence on a limited number of key suppliers for certain raw materials and components; risks related to the successful execution of CommScope NEXT; potential difficulties in realigning global manufacturing capacity and capabilities among our global manufacturing facilities or those of our contract manufacturers that may affect our ability to meet customer demands for products; possible future restructuring actions; the risk that our manufacturing operations, including our contract manufacturers that we rely on, encounter capacity, production, quality, financial or other difficulties causing difficulty in meeting customer demands; substantial indebtedness and restrictive debt covenants; our ability to incur additional indebtedness and increases in interest rates; our ability to generate cash to service our indebtedness; the potential separation, divestiture or discontinuance of a business or product line, including uncertainty regarding the timing of the separation, achieving the expected benefits and the potential disruption to the business; our ability to integrate and fully realize anticipated benefits from prior or future divestitures, acquisitions or equity investments; possible future impairment charges for fixed or intangible assets, including goodwill; our ability to attract and retain qualified key employees; labor unrest; product quality or performance issues, including those associated with our suppliers or contract manufacturers, and associated warranty claims; our ability to maintain effective management information technology systems and to successfully implement major systems initiatives; cyber-security incidents, including data security breaches, ransomware or computer viruses; the use of open standards; the long-term impact of climate change; significant international operations exposing us to economic risks like variability in foreign exchange rates and inflation, as well as political and other risks, including the impact of wars, regional conflicts and terrorism; our ability to comply with governmental anti-corruption laws and regulations worldwide; the impact of export and import controls and sanctions worldwide on our supply chain and ability to compete in international markets; changes in the laws and policies in the United States affecting trade, including the risk and uncertainty related to tariffs or potential trade wars and potential changes to laws and policies, that may impact our products; cost of protecting or defending intellectual property; costs and challenges of compliance with domestic and foreign social and environmental laws; the impact of litigation and similar regulatory proceedings that we are involved in or may become involved in, including the costs of such litigation; the scope, duration and impact of disease outbreaks and pandemics, such as COVID-19, on our business including employees, sites, operations, customers, supply chain logistics and the global economy; our stock price volatility; income tax rate variability and ability to recover amounts recorded as deferred tax assets; and other factors beyond our control. These and other factors are discussed in greater detail in our 2022 Annual Report on Form 10-K and may be updated from time to time in our annual reports, quarterly reports, current reports and other filings we make with the Securities and Exchange Commission. Although the information contained in this press release represents our best judgment as of the date of this release based on information currently available and reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements, which speak only as of the date made. We are not undertaking any duty or obligation to update this information to reflect developments or information obtained after the date of this press release, except as otherwise may be required by law.

END

CommScope Holding Company, Inc.
Condensed Consolidated Statements of Operations
(Unaudited -- In millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net sales	$2,317.9	$2,224.1	$9,228.1	$8,586.7
Cost of sales	1,569.6	1,538.3	6,424.0	5,902.4
Gross profit	748.3	685.8	2,804.1	2,684.3
Operating expenses:
Selling, general and administrative	290.1	324.6	1,135.0	1,233.9
Research and development	159.4	167.6	657.4	683.2
Amortization of purchased intangible assets	128.7	151.1	543.0	613.0
Restructuring costs (credits), net	9.7	(8.3)	62.9	91.9
Asset impairments	1,119.6	13.7	1,119.6	13.7
Total operating expenses	1,707.5	648.7	3,517.9	2,635.7
Operating income (loss)	(959.2)	37.1	(713.8)	48.6
Other income (expense), net	(6.5)	5.9	(0.1)	(23.8)
Interest expense	(161.4)	(137.1)	(588.9)	(561.2)
Interest income	1.0	0.4	2.8	1.9
Loss before income taxes	(1,126.1)	(93.7)	(1,300.0)	(534.5)
Income tax benefit	17.3	6.6	13.1	71.9
Net loss	(1,108.8)	(87.1)	(1,286.9)	(462.6)
Series A convertible preferred stock dividends	(14.9)	(14.3)	(59.0)	(57.3)
Net loss attributable to common stockholders	$(1,123.7)	$(101.4)	$(1,345.9)	$(519.9)

Loss per share:
Basic	$(5.39)	$(0.50)	$(6.49)	$(2.55)
Diluted (a)	$(5.39)	$(0.50)	$(6.49)	$(2.55)
Weighted average shares outstanding:
Basic	208.4	204.5	207.4	203.6
Diluted (a)	208.4	204.5	207.4	203.6
(a) Calculation of diluted loss per share:
Net loss (basic and diluted)	$(1,123.7)	$(101.4)	$(1,345.9)	$(519.9)

Weighted average shares (basic)	208.4	204.5	207.4	203.6
Dilutive effect of equity-based awards	—	—	—	—
Denominator (diluted)	208.4	204.5	207.4	203.6

See notes to consolidated financial statements included in our Form 10-K.

CommScope Holding Company, Inc.
Consolidated Balance Sheets
(In millions, except share amounts)

	December 31,
	2022	2021
Assets
Cash and cash equivalents	$398.1	$360.3
Accounts receivable, net of allowance for doubtful accounts of $82.8 and $63.7, respectively	1,523.6	1,532.6
Inventories, net	1,588.1	1,435.8
Prepaid expenses and other current assets	216.4	251.0
Total current assets	3,726.2	3,579.7
Property, plant and equipment, net of accumulated depreciation of $873.5 and $787.4, respectively	609.6	656.3
Goodwill	4,072.4	5,231.7
Other intangible assets, net	2,473.5	3,027.3
Other noncurrent assets	803.7	764.5
Total assets	$11,685.4	$13,259.5
Liabilities and Stockholders' Deficit
Accounts payable	$1,025.5	$1,160.7
Accrued and other liabilities	1,050.0	989.8
Current portion of long-term debt	32.0	32.0
Total current liabilities	2,107.5	2,182.5
Long-term debt	9,469.6	9,478.5
Deferred income taxes	173.4	208.2
Other noncurrent liabilities	380.6	490.8
Total liabilities	12,131.1	12,360.0
Commitments and contingencies
Series A convertible preferred stock, $0.01 par value	1,100.3	1,056.1
Stockholders' deficit:
Preferred stock, $0.01 par value: Authorized shares: 200,000,000;
Issued and outstanding shares: 1,100,310 and 1,056,144, respectively, Series A convertible preferred stock	—	—
Common stock, $0.01 par value: Authorized shares: 1,300,000,000; Issued and outstanding shares: 208,371,426 and 204,567,294, respectively	2.2	2.2
Additional paid-in capital	2,542.9	2,540.7
Accumulated deficit	(3,502.2)	(2,215.3)
Accumulated other comprehensive loss	(296.3)	(206.4)
Treasury stock, at cost: 12,726,695 shares and 10,970,585 shares, respectively	(292.6)	(277.8)
Total stockholders' deficit	(1,546.0)	(156.6)
Total liabilities and stockholders' deficit	$11,685.4	$13,259.5

See notes to consolidated financial statements included in our Form 10-K.

CommScope Holding Company, Inc.
Consolidated Statements of Cash Flows
(Unaudited -- In millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Operating Activities:
Net loss	$(1,108.8)	$(87.1)	$(1,286.9)	$(462.6)
Adjustments to reconcile net loss to net cash generated by (used in) operating activities:
Depreciation and amortization	167.0	190.6	696.1	786.3
Equity-based compensation	15.8	18.6	61.1	79.6
Deferred income taxes	(43.2)	10.6	(118.4)	(147.5)
Asset impairments	1,119.6	13.7	1,119.6	13.7
Changes in assets and liabilities:
Accounts receivable	175.0	(23.5)	(16.0)	(59.6)
Inventories	(25.5)	(186.3)	(178.8)	(359.8)
Prepaid expenses and other current assets	37.3	17.2	30.9	3.2
Accounts payable and other accrued liabilities	69.5	99.2	(43.2)	256.0
Other noncurrent assets	6.5	(70.5)	8.2	(45.5)
Other noncurrent liabilities	(46.7)	(5.3)	(88.8)	8.4
Other	20.3	10.4	6.2	50.1
Net cash generated by (used in) operating activities	386.8	(12.4)	190.0	122.3
Investing Activities:
Additions to property, plant and equipment	(22.6)	(35.1)	(101.3)	(131.4)
Proceeds from sale of property, plant and equipment	—	10.5	0.1	13.1
Payments upon settlement of net investment hedge	—	—	—	(18.0)
Other	3.1	(0.5)	19.1	(0.5)
Net cash used in investing activities	(19.5)	(25.1)	(82.1)	(136.8)
Financing Activities:
Long-term debt repaid	(113.0)	(8.0)	(365.0)	(1,282.0)
Long-term debt proceeds	—	—	333.0	1,250.0
Debt issuance costs	(7.2)	(2.4)	(7.2)	(12.0)
Debt extinguishment costs	—	—	—	(34.4)
Dividends paid on Series A convertible preferred stock	—	—	(14.9)	(43.0)
Proceeds from the issuance of common shares under equity-based compensation plans	—	0.1	0.1	5.6
Tax withholding payments for vested equity-based compensation awards	(0.8)	(1.7)	(14.8)	(26.4)
Other	1.6	—	3.8	2.7
Net cash used in financing activities	(119.4)	(11.9)	(65.0)	(139.5)
Effect of exchange rate changes on cash and cash equivalents	4.7	(1.7)	(5.1)	(7.6)
Change in cash and cash equivalents	252.6	(51.2)	37.8	(161.6)
Cash and cash equivalents at beginning of period	145.5	411.5	360.3	521.9
Cash and cash equivalents at end of period	$398.1	$360.3	$398.1	$360.3

See notes to consolidated financial statements included in our Form 10-K.

CommScope Holding Company, Inc.
Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures
(Unaudited -- In millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net loss, as reported	$(1,108.8)	$(87.1)	$(1,286.9)	$(462.6)
Income tax benefit, as reported	(17.3)	(6.6)	(13.1)	(71.9)
Interest income, as reported	(1.0)	(0.4)	(2.8)	(1.9)
Interest expense, as reported	161.4	137.1	588.9	561.2
Other (income) expense, as reported	6.5	(5.9)	0.1	23.8
Operating income (loss), as reported	$(959.2)	$37.1	$(713.8)	$48.6
Adjustments:
Amortization of purchased intangible assets	128.7	151.1	543.0	613.0
Restructuring costs (credits), net	9.7	(8.3)	62.9	91.9
Equity-based compensation	15.8	18.6	61.1	79.6
Asset impairments	1,119.6	13.7	1,119.6	13.7
Transaction, transformation and integration costs	1.9	27.6	38.2	90.3
Acquisition accounting adjustments	1.7	2.4	7.3	11.5
Patent claims and litigation settlements	26.2	(14.8)	28.5	31.7
Reserve for Russian accounts receivable	—	—	2.7	—
Depreciation	31.8	33.2	127.2	136.7
Total adjustments to operating income (loss)	1,335.4	223.5	1,990.5	1,068.4
Non-GAAP adjusted EBITDA	$376.2	$260.6	$1,276.7	$1,117.0

Net loss, as reported	$(1,108.8)	$(87.1)	$(1,286.9)	$(462.6)
Adjustments:
Total pretax adjustments to adjusted EBITDA	1,303.6	190.3	1,863.3	931.7
Pretax amortization of debt issuance costs and OID (1)	6.5	6.4	25.8	36.5
Pretax loss on debt transactions (2)	—	—	—	34.4
Tax effects of adjustments and other tax items (3)	(78.0)	(32.0)	(189.4)	(196.3)
Non-GAAP adjusted net income	$123.3	$77.5	$412.8	$343.7
GAAP EPS, as reported (4)	$(5.39)	$(0.50)	$(6.49)	$(2.55)
Non-GAAP adjusted diluted EPS (5)	$0.49	$0.31	$1.66	$1.39

(1) Included in interest expense.
(2) Included in other income (expense), net.

(3) The tax rates applied to adjustments reflect the tax expense or benefit based on the tax jurisdiction of the entity generating the adjustment. There are certain items for which we expect little or no tax effect.

(4) For all periods presented, GAAP EPS was calculated using net loss attributable to common stockholders in the numerator, which includes the impact of the Series A convertible preferred stock dividend.

(5) Diluted shares used in the calculation of non-GAAP adjusted diluted EPS are 251.7 million and 246.3 million for the three months ended December 31, 2022 and 2021, respectively, and 249.4 million and 246.4 million for the years ended December 31, 2022 and 2021, respectively.

Note: Components may not sum to total due to rounding
See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Sales by Region
(Unaudited -- In millions)

Sales by Region
			% Change
	Q4 2022	Q4 2021	YOY
United States	$1,484.0	$1,312.6	13.1%
Europe, Middle East and Africa	414.2	407.3	1.7
Asia Pacific	187.1	240.7	(22.3)
Caribbean and Latin America	134.4	160.4	(16.2)
Canada	98.2	103.1	(4.8)
Total net sales	$2,317.9	$2,224.1	4.2%

Sales by Region
			% Change
	Full Year 2022	Full Year 2021	YOY
United States	$5,750.5	$4,960.5	15.9%
Europe, Middle East and Africa	1,595.0	1,620.6	(1.6)
Asia Pacific	824.5	938.6	(12.2)
Caribbean and Latin America	595.7	699.0	(14.8)
Canada	462.4	368.0	25.7
Total net sales	$9,228.1	$8,586.7	7.5%

CommScope Holding Company, Inc.
Segment Information
(Unaudited -- In millions)

Segment Net Sales
			% Change
	Q4 2022	Q4 2021	YOY
CCS	$957.1	$805.9	18.8%
NICS	288.5	239.9	20.3
OWN	304.8	375.3	(18.8)
ANS	375.1	326.3	15.0
Core net sales (1)	1,925.5	1,747.4	10.2
Home	392.4	476.7	(17.7)
Total net sales	$2,317.9	$2,224.1	4.2%

Segment Adjusted EBITDA (2)
			% Change
	Q4 2022	Q4 2021	YOY
CCS	$187.9	$97.3	93.1%
NICS	56.3	6.3	793.7
OWN	41.2	53.2	(22.6)
ANS	95.3	96.8	(1.5)
Core adjusted EBITDA (1)	380.7	253.6	50.1
Home	(4.5)	7.0	(164.3)
Total segment adjusted EBITDA	$376.2	$260.6	44.4%

(1) “Core” financial measures reflect the results of the CCS, NICS, OWN and ANS segments, in the aggregate, and exclude the results of the Home segment.
(2) See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Segment Information
(Unaudited -- In millions)

Segment Net Sales
			% Change
	Full Year 2022	Full Year 2021	YOY
CCS	$3,789.6	$3,053.8	24.1%
NICS	939.7	861.9	9.0
OWN	1,467.9	1,417.1	3.6
ANS	1,327.5	1,404.6	(5.5)
Core net sales (1)	7,524.7	6,737.4	11.7
Home	1,703.4	1,849.3	(7.9)
Total net sales	$9,228.1	$8,586.7	7.5%

Segment Adjusted EBITDA (2)
			% Change
	Full Year 2022	Full Year 2021	YOY
CCS	$643.6	$448.9	43.4%
NICS	51.9	(15.3)	(439.2)
OWN	269.7	266.8	1.1
ANS	285.2	391.1	(27.1)
Core adjusted EBITDA (1)	1,250.4	1,091.5	14.6
Home	26.3	25.5	3.1
Total segment adjusted EBITDA	$1,276.7	$1,117.0	14.3%

(1) “Core” financial measures reflect the results of the CCS, NICS, OWN and ANS segments, in the aggregate, and exclude the results of the Home segment.
(2) See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Reconciliation of GAAP to Segment Adjusted EBITDA
(Unaudited -- In millions)

Fourth Quarter 2022 Segment Adjusted EBITDA Reconciliation

	CCS	NICS	OWN	ANS	Home	Total
Operating income (loss), as reported	$146.1	$34.3	$25.9	$(1,101.5)	$(64.0)	$(959.2)
Amortization of purchased intangible assets	18.7	14.3	8.0	61.7	26.0	128.7
Restructuring costs, net	3.0	0.1	1.8	4.7	0.1	9.7
Equity-based compensation	3.9	3.5	1.9	4.1	2.4	15.8
Asset impairments	—	—	—	1,119.6	—	1,119.6
Transaction, transformation and integration costs	0.6	0.2	0.2	0.2	0.7	1.9
Acquisition accounting adjustments	—	0.5	—	0.8	0.4	1.7
Patent claims and litigation settlements	—	—	—	—	26.2	26.2
Depreciation	15.7	3.5	3.4	5.5	3.7	31.8
Segment adjusted EBITDA	$187.9	$56.3	$41.2	$95.3	$(4.5)	$376.2
Segment adjusted EBITDA % of sales	19.6%	19.5%	13.5%	25.4%	(1.1%)	16.2%

Fourth Quarter 2021 Segment Adjusted EBITDA Reconciliation

	CCS	NICS	OWN	ANS	Home	Total
Operating income (loss), as reported	$44.8	$(22.6)	$40.2	$36.2	$(61.5)	$37.1
Amortization of purchased intangible assets	37.2	18.0	8.2	61.7	26.0	151.0
Restructuring costs (credits), net	(7.4)	(0.1)	(3.1)	1.7	0.6	(8.3)
Equity-based compensation	4.6	4.1	2.0	4.8	3.1	18.6
Asset impairments	—	—	—	—	13.7	13.7
Transaction, transformation and integration costs	4.5	1.5	2.1	2.3	17.2	27.6
Acquisition accounting adjustments	—	0.8	—	1.2	0.5	2.4
Patent claims and litigation settlements	—	—	—	(17.2)	2.3	(14.8)
Depreciation	13.6	4.6	3.9	6.0	5.1	33.2
Segment adjusted EBITDA	$97.3	$6.3	$53.2	$96.8	$7.0	$260.6
Segment adjusted EBITDA % of sales	12.1%	2.6%	14.2%	29.7%	1.5%	11.7%

Components may not sum to total due to rounding
See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Reconciliation of GAAP to Segment Adjusted EBITDA
(Unaudited -- In millions)

Year Ended December 31, 2022 Segment Adjusted EBITDA Reconciliation

	CCS	NICS	OWN	ANS	Home	Total
Operating income (loss), as reported	$438.2	$(51.2)	$189.0	$(1,149.6)	$(140.2)	$(713.8)
Amortization of purchased intangible assets	99.5	59.7	32.4	247.2	104.1	543.0
Restructuring costs, net	17.1	9.9	22.4	12.2	1.3	62.9
Equity-based compensation	14.9	13.5	7.1	15.8	9.9	61.1
Asset impairments	—	—	—	1,119.6	—	1,119.6
Transaction, transformation and integration costs	10.6	3.0	4.5	14.0	6.2	38.2
Acquisition accounting adjustments	—	2.0	—	3.3	1.7	7.3
Patent claims and litigation settlements	1.7	—	—	—	26.9	28.5
Reserve of Russian accounts receivable	2.7	—	—	—	—	2.7
Depreciation	58.8	15.0	14.3	22.5	16.6	127.2
Segment adjusted EBITDA	$643.6	$51.9	$269.7	$285.2	$26.3	$1,276.7
Segment adjusted EBITDA % of sales	17.0%	5.5%	18.4%	21.5%	1.5%	13.8%

Year Ended December 31, 2021 Segment Adjusted EBITDA Reconciliation

	CCS	NICS	OWN	ANS	Home	Total
Operating income (loss), as reported	$138.5	$(143.5)	$197.3	$71.2	$(214.9)	$48.6
Amortization of purchased intangible assets	156.7	72.0	33.5	247.0	103.9	613.0
Restructuring costs, net	62.0	8.5	3.6	9.2	8.6	91.9
Equity-based compensation	19.5	17.4	8.4	20.9	13.4	79.6
Asset impairments	—	—	—	—	13.7	13.7
Transaction, transformation and integration costs	18.5	6.2	8.5	9.4	47.8	90.3
Acquisition accounting adjustments	—	4.6	—	4.8	1.9	11.5
Patent claims and litigation settlements	—	0.3	—	2.9	28.5	31.7
Depreciation	53.6	19.2	15.4	25.8	22.7	136.7
Segment adjusted EBITDA	$448.9	$(15.3)	$266.8	$391.1	$25.5	$1,117.0
Segment adjusted EBITDA % of sales	14.7%	(1.8%)	18.8%	27.8%	1.4%	13.0%

Components may not sum to total due to rounding
See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Adjusted Free Cash Flow
(Unaudited -- In millions)

Adjusted Free Cash Flow
	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Full Year 2022	Full Year 2021
Cash flow from operations	$(12.4)	$(14.6)	$(94.6)	$(87.6)	$386.8	$190.0	$122.3
Capital expenditures	(35.1)	(27.4)	(27.7)	(23.6)	(22.6)	(101.3)	(131.4)
Free cash flow	(47.5)	(42.0)	(122.3)	(111.2)	364.2	88.7	(9.1)
Transaction, transformation and integration costs	16.9	10.0	13.0	8.7	18.7	50.7	66.7
Restructuring costs, net	3.7	7.9	18.7	11.5	19.9	58.1	42.6
Adjusted free cash flow	$(26.9)	$(24.1)	$(90.6)	$(91.0)	$402.8	$197.5	$100.2

See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Adjusted Gross Profit and Adjusted Operating Expense
(Unaudited -- In millions)

GAAP to Non-GAAP Adjusted Gross Profit
	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Full Year 2022	Full Year 2021
Gross profit, as reported	$685.8	$636.3	$683.2	$736.3	$748.3	2,804.1	$2,684.3
Equity-based compensation	3.0	2.2	1.6	2.2	2.2	8.2	13.1
Acquisition accounting adjustments	2.4	2.0	1.8	1.8	1.7	7.3	11.5
Patent claims and litigation settlements	(14.8)	1.2	1.0	0.1	26.2	28.5	31.7
Adjusted gross profit	$676.4	$641.7	$687.6	$740.4	$778.4	$2,848.1	$2,740.6
Adjusted gross profit as % of sales	30.4%	28.8%	29.9%	31.1%	33.6%	30.9%	31.9%

GAAP to Non-GAAP Adjusted Operating Expense
	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Full Year 2022	Full Year 2021
Selling, general and administrative, as reported	$324.6	$286.0	$277.2	$281.7	$290.1	$1,135.0	$1,233.9
Research and development, as reported	167.6	170.7	165.4	161.9	159.4	657.4	683.2
Operating expenses	$492.2	$456.7	$442.6	$443.6	$449.5	$1,792.4	$1,917.1
Equity-based compensation	15.6	14.3	10.7	14.2	13.7	52.9	66.5
Transaction, transformation and integration costs	27.6	15.6	14.9	5.9	1.9	38.2	90.3
Reserve (recovery) for Russian accounts receivable	—	5.4	(1.7)	(1.1)	—	2.7	—
Adjusted operating expense	$449.0	$421.4	$418.7	$424.6	$433.9	$1,698.6	$1,760.3
Adjusted operating expense as % of sales	20.2%	18.9%	18.2%	17.8%	18.7%	18.4%	20.5%

Components may not sum to total due to rounding
See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures
(Unaudited -- In millions)

	Outlook Range
	2023
Core segment operating income (1)	$825	$947
Adjustments:
Amortization of purchased intangible assets	325	326
Equity-based compensation	55	60
Restructuring costs, net and transaction, transformation and integration costs	30	50
Acquisition accounting adjustments	1	1
Depreciation	114	116
Total adjustments to core operating income (1)	525	553
Core segment adjusted EBITDA	$1,350	$1,500

(1) “Core” financial measures reflect the results of the CCS, NICS, OWN and ANS segments, in the aggregate, and exclude the results of the Home segment.

Our actual results may be impacted by additional events for which information is not currently available, such as additional restructuring activities, asset impairments, debt extinguishments, additional transaction, transformation and integration costs, foreign exchange rate fluctuations and other gains or losses related to events that are not currently known or measurable.

See Caution Regarding Forward-Looking Statements and Description of Non-GAAP Financial Measures.